I, Virginia G. Breen, as Trustee of UBS Investment Trust, UBS Series Funds, PACE Select Advisors Trust, and Master Trust (each a “Trust”), hereby constitute and appoint Eric Sanders, Keith A. Weller, Stephen H. Bier, Stephen T. Cohen and Philip T. Hinkle, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Trustee of each Trust, any amendments to the current registration statement of the Trust on Form N-1A (as filed with the Securities and Exchange Commission) and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these amendments and other instruments.

/s/ Virginia G. Breen
Virginia G. Breen
Trustee 8/10/2023
Date

I, David R. Malpass, as Trustee of UBS Investment Trust, UBS Series Funds, PACE Select Advisors Trust, and Master Trust (each a “Trust”), hereby constitute and appoint Eric Sanders, Keith A. Weller, Stephen H. Bier, Stephen T. Cohen and Philip T. Hinkle, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Trustee of each Trust, any amendments to the current registration statement of the Trust on Form N-1A (as filed with the Securities and Exchange Commission) and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these amendments and other instruments.

/s/ David R. Malpass
David R. Malpass
Trustee 8/13/2023
Date